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                                                                     Exhibit 3.1


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  PENWEST, LTD.

     Pursuant to RCW 23B.10.070 these Restated Articles of Incorporation are submitted for filing:

     1.   The name of the corporation is PENWEST, LTD.

     2.   The Restated Articles are as follows:

                                    ARTICLE I
                                      NAME

     The name of the corporation (the "Corporation") is PENWEST, LTD.

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

     The address of the registered office of the Corporation is 520 Pike Street, 26th Floor, Seattle, Washington 98101, and the name of the registered agent at such address is C T CORPORATION SYSTEM.

                                   ARTICLE III
                                     PURPOSE

     The purpose of the Corporation is to create the maximum continuing rate of value growth through long-term profit on invested capital and the growth of that capital.

     To accomplish this purpose, the Board of Directors, management and employees of the Corporation will strive to:

          -    Properly select business opportunities versus risk;

          - Develop and maintain strategic direction for all business segments;

          - Develop and maintain superior management and organizational structures;

          -    Encourage employee involvement in the business process;

          - Provide all employees the opportunity of a value growth environment of good employment, training, advancement and recognition of their achievements;

          -    Create market understanding of the intrinsic values so created:

          - Conduct its business legally and ethically within the free enterprise system as a responsible corporate citizen.

     In carrying out this purpose, the Corporation is authorized to engage in any lawful act or activity for which corporations may be organized under the Washington Business Corporation Act.

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                                   ARTICLE IV
                                     SHARES

     1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000 shares to be divided into two classes consisting of 29,000,000 shares of common stock of the par value of $1.00 per share (hereinafter designated "Common Stock") and 1,000,000 shares of preferred stock of the par value of $1.00 per share (hereinafter designated "Preferred Stock"). The Common Stock shall have one (1) vote for each share. The Preferred Stock shall have such full or limited or absence of voting powers and designations, preferences, limitations and relative rights as shall be stated and expressed in the resolution or resolutions of the Board of Directors of the Corporation providing for the issue of such shares of Preferred Stock subject to the following limitations: (a) no share of Preferred Stock shall have voting powers in excess of one (1) vote per share; provided, however, if the Preferred Stock is convertible into Common Stock as of a record date on which a matter is submitted to a vote of the holders of Common Stock, then such shares of Preferred Stock may, in the resolution providing for the issue of such shares and subject to any restrictions or conditions set forth in the resolution, be granted the right to vote the number of shares of Common Stock which would be issued upon such conversion as of the record date; and (b) no shares of Preferred Stock shall be given a preference over the Common Stock in the event of any liquidation, dissolution, winding up, merger or consolidation of an amount greater than the per share fair market value of the consideration received upon the issuance of the shares of Preferred Stock as reasonably determined in good faith by the Board of Directors of the Corporation plus accrued but unpaid dividends.

     The Preferred Stock may be issued in one or more series of stock and each such series, subject to the limitations set forth above, may have such designations, preferences, limitations and relative rights as shall be stated and expressed in a resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to the authority hereby granted.

     The Preferred Stock may have voting powers, designations, preferences, limitations and relative rights that negate or supersede the provisions of
Article VIII hereof (so long as the resolution or resolutions adopting the same are approved by the unanimous vote of the Board of Directors).

     2. The shares of stock of the Corporation may be issued by the Corporation from time to time for such consideration, not less than the par value thereof except as otherwise provided by law, as from time to time may be fixed by the Board of Directors of the Corporation; and all issued shares of the capital stock of the Corporation shall be deemed fully paid and non-assessable and the holders of such shares shall not be liable thereunder to the Corporation or to its creditors.

     3. No shareholder of the Corporation shall have any preemptive right to acquire additional shares of stock or securities convertible into shares of stock of the Corporation.

                                    ARTICLE V
                                    DURATION

     The existence of the Corporation is to be perpetual.

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                                   ARTICLE VI
                           PAYMENT FOR CORPORATE DEBTS

     The private property of the shareholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                   ARTICLE VII
                               CERTAIN DEFINITIONS

     For purposes of these Articles, the following defined terms shall have the meanings set forth below. All references in these Articles to statutes, rules or regulations shall include a reference to said statutes, rules or regulations as currently in effect or hereafter amended.

     (a) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934.

     (b) The term "Beneficial Owner" and correlative terms shall have the meanings ascribed to them in Rule 13d-3 and related interpretive releases promulgated and issued under the Securities Exchange Act of 1934. Without limitation, any shares of Voting Stock of the Corporation which any Related Person has the right to vote or to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed "Beneficially Owned" by such Related Person.

     A person shall be a Beneficial Owner of any Voting Stock:

          (1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

          (2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (c) The term "Board of Directors" or the "Board" means the group of individuals elected by the shareholders as directors of the Corporation or appointed by the directors to fill a vacancy on the Board.

     (d) The term "Continuing Director" shall mean, with respect to any proposed Major Transaction, a director who was a member of the Board of Directors of the Corporation immediately prior to the time that any Related Person involved in the proposed Major Transaction acquired 20% or more of the outstanding shares of Voting Stock of the Corporation.

     (e) The term "Disinterested Director" means any member of the Board of Directors who is unaffiliated with any Interested Shareholder and/or Substantial Shareholder and was a member of the Board prior to the time that any Interested Shareholder or Substantial Shareholder became an Interested Shareholder or Substantial Shareholder, and any successor of a Disinterested Director who is unaffiliated with any Interested Shareholder or Substantial

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Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

     (f) The term "Fair Market Value" means (i) in the case of stock, the Market Price, and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

     (g) The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (1) is the Beneficial Owner, directly or indirectly, of 5% or more of the voting power of the outstanding Voting Stock; or

          (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of five percent (5%) or more of the voting power of the then outstanding Voting Stock; or

          (3) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were, at any time within the two-year period immediately prior to the date in question, beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (h) The term "Major Transaction" shall mean (1) any merger or consolidation of the Corporation or a Subsidiary with or into a Related Person,
(2) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, of all or any Substantial Part of the assets of the Corporation (including without limitation any securities of a Subsidiary) or of a Subsidiary, to a Related Person, (3) any merger or consolidation of a Related Person with or into the Corporation or a Subsidiary,
(4) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a Subsidiary, (5) the issuance of any securities of the Corporation or a Subsidiary to a Related Person, (6) the acquisition by the Corporation or a Subsidiary of any securities of a Related Person, (7) any reclassification of Voting Stock of the Corporation, or any recapitalization involving Voting Stock of the Corporation, proposed by a Related Person within five years after such Related Person became a Related Person, (8) any loan or other extension of credit by the Corporation or a Subsidiary to a Related Person or any guarantees by the Corporation or a Subsidiary of any loan or other extension of credit by any person to a Related Person, and (9) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Major Transaction.

     (i) The term "Market Price" means: the last closing sale price immediately preceding the time in question of a share of the stock in question on the Composite Tape for New York Stock Exchange-Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the last closing bid quotation with respect to a share of such stock immediately preceding the time in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if such stock is not so quoted, the fair market value at the time in question of a share of such stock as determined by the Board in good faith.

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     (j)  The term "other consideration to be received" shall, for the purposes of subparagraph 1(d)(1) of Article VIII, include without limitation Voting Stock of the Corporation retained by its existing public shareholders in the event of a Major Transaction which is a merger or consolidation in which the Corporation is the surviving corporation.

     (k) The term "Outside Director" shall mean, with respect to any proposed Major Transaction, a director who is not (1) an officer or employee of the Corporation or of any Subsidiary or any relative of an officer or employee, (2) a Related Person or an officer, director or employee, Associate or Affiliate of a Related Person, or a relative of any of the foregoing, or (3) a person having a direct or indirect material business relationship with the Corporation or any Subsidiary.

     (l) The term "Related Person" shall mean any individual, corporation, partnership or other person or entity and each member of any "person" as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 which, together with its Affiliates and Associates, or other members of such "person" and any other person or entity with which it or its Affiliates or Associates has any agreement, arrangement, or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Corporation, is the Beneficial Owner of 20% or more in the aggregate of the outstanding shares of Voting Stock of the Corporation, and any Affiliate, Associate or member of such "person," or any such other persons or entities.

     (m) The term "Subsidiary" means any corporation or other entity of which a majority of any class of equity security is beneficially owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definitions of Interested Shareholder and Substantial Shareholder set forth in paragraphs (g) and (o) of this Article VII, the term "Subsidiary" shall mean only a corporation of which a majority of the voting power of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

     (n) The term "Substantial Part" shall mean more than ten percent (10%) of the total assets of the person or entity in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

     (o) The term "Substantial Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (1) is the Beneficial Owner, directly or indirectly, of 40% or more of the voting power of the outstanding Voting Stock; or

          (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 40% or more of the voting power of the then outstanding Voting Stock; or

          (3) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Substantial Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (p) The term "Voting Stock" shall mean all Common Stock and any other shares entitled to vote for the election of Directors of the Corporation.

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     (q)  For the purposes of determining whether a person is an Interested
Shareholder or a Substantial Shareholder pursuant to paragraphs (g) and (o) of this Article VII, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (b) of this
Article VII, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                                  ARTICLE VIII
               HIGHER THAN MAJORITY VOTE OF SHAREHOLDERS REQUIRED
                      IN THE EVENT OF CERTAIN TRANSACTIONS

     1. Subject to the provisions of any series of Preferred Stock which may at the time be outstanding, any Major Transaction shall require the affirmative vote of the holders of not less than 80% of the outstanding Voting Stock of the Corporation, which shall include the affirmative vote of at least 50% of the outstanding Voting Stock held by shareholders other than the Related Person involved in such Major Transaction; provided, however, that such voting requirement shall not be applicable if:

          (a) The Major Transaction was approved by the Board either (i) prior to the Related Person involved in the Major Transaction having become a Related Person, or (ii) after such Related Person became such but only if the Related Person has sought and obtained the unanimous approval by the Board of such Related Person's acquisition of 20% or more of the outstanding shares of Voting Stock prior to such acquisition being consummated; or

          (b) The Major Transaction involves solely the Corporation and a Subsidiary none of whose stock is Beneficially Owned by a Related Person (other than Beneficial Ownership arising solely because of control of the Corporation); provided that each shareholder of the Corporation receives the same type of consideration in such transaction in proportion to his stock holdings; or

          (c) Prior to becoming a Related Person, such Related Person made a tender offer for Voting Stock which (i) conformed in all respects to federal laws and regulations governing such a transaction whether or not the Corporation or such stock was then regulated by or registered under said laws, (ii) committed such Related Person to take all shares tendered if it took any shares, and (iii) resulted in such Related Person acquiring at least 75% of the shares of each class of Voting Stock held by persons other than such Related Person; or

          (d)  All the following conditions are satisfied:

               (1) The cash or Fair Market Value of the property, securities or other consideration to be received per share (as adjusted for stock splits, stock dividends, reclassification of shares into a lesser number and similar events) by holders of Common Stock of the Corporation in the Major Transaction is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealer's fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees, paid by such Related Person in acquiring any of its holdings of the Corporation's Common Stock or
(ii) an amount which bears the same or a greater percentage relationship to the Market Price of the Corporation's Common Stock immediately prior to the announcement of such Major Transaction as the highest per share price determined in (i) above bears to the Market Price of the Corporation's Common Stock immediately prior to the commencement of acquisition of the Corporation's Common Stock by such Related Person; and

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               (2)  After becoming a Related Person and prior to the
consummation of such Major Transaction, (i) such Related Person shall not have acquired any shares of stock, directly or indirectly, from the Corporation or a Subsidiary (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or upon compliance with the provisions of this Article VIII or as a result of a pro rata stock dividend or stock split) and (ii) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or a Subsidiary, or made any major changes in the Corporation's business or equity capital structure without the unanimous vote of the members of the Board then in office; and

               (3) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the Corporation is then subject to such requirements, shall be mailed to all shareholders of the Corporation for the purpose of soliciting shareholder approval of such Major Transaction and shall contain at the front thereof, in a prominent place any recommendations as to the advisability (or inadvisability) of the Major Transaction which the Continuing Directors, or any Outside Directors, may choose to state.

     2. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article VIII, on the basis of information known to the Corporation, whether (a) any corporation, person or other entity "Beneficially Owns," directly or indirectly, more than twenty percent (20%) of the shares of the Voting Stock, (b) any corporation, person or other entity is an Affiliate or Associate of another and (c) any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation or any of its Affiliates involves a Substantial Part of the assets of the Corporation or such Affiliate, provided that assets involved in any single transaction or series of related transactions having an aggregate fair market value of more than fifteen percent (15%) of the total consolidated assets of the Corporation and its Affiliates shall always be deemed to constitute a "Substantial Part" for purposes of this Article VIII. Any such determination made in good faith shall be conclusive and binding for all purposes of this
Article VIII.

     3. Nothing contained in this Article VIII shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                                   ARTICLE IX
            RESTRICTIONS ON SHARE REPURCHASES AND OTHER TRANSACTIONS

     1. Any purchase by the Corporation of shares of Voting Stock from an Interested Shareholder, other than pursuant to an offer to the holders of all of the outstanding shares of the same class of Voting Stock as those so purchased, at a per share price in excess of the Market Price at the time of such purchase of the shares so purchased, shall require the affirmative vote of the holders of that amount of the voting power of the Voting Stock equal to the sum of (i) the voting power of the shares of Voting Stock of which the Interested Shareholder is the Beneficial Owner and (ii) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as a single class.

     2. In addition to any affirmative vote required by law or these Articles of Incorporation:

          (a) any merger or consolidation of the Corporation or any Subsidiary with (1) any Interested Shareholder or (2) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; or

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          (b)  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market value of $2,000,000 or more; or

          (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary having an aggregate Fair Market Value of $2,000,000 or more to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof); or

          (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

          (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require either (a) the approval of a majority of the Disinterested Directors or (b) the affirmative vote of the holders of that amount of voting power of the Voting Stock equal to the sum of (1) the voting power of the shares of Voting Stock of which the Interested Shareholder is the Beneficial Owner and
(2) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as a single class; provided, however, that no such vote shall be required for (i) the purchase by the Corporation of shares of Voting Stock from an Interested Shareholder unless such vote is required by Section 1 of this Article IX, (ii) any transaction with an Interested Shareholder who is also a Related Person as defined in Article VII and to which the provisions of
Article VIII apply and are complied with, or (iii) any transaction with an Interested Shareholder who has Beneficially Owned all his shares of Voting Stock for two years or more.

     3. At any election of directors of the Corporation on or after the date on which any Substantial Shareholder becomes a Substantial Shareholder, and until such time as there is no longer any Substantial Shareholder, there shall be cumulative voting for election of directors so that any holder of shares of Voting Stock entitled to vote in such election shall be entitled to as many votes as shall equal the number of directors to be elected multiplied by the number of votes to which such shareholder's shares would be entitled except for the provisions of this Section 3, and such shareholder may cast all of such votes for a single director, or distribute such votes among as many candidates as such shareholder sees fit. In any such election of directors, one or more candidates for the Board may be nominated by a majority of the Disinterested Directors and by any person who is the Beneficial Owner of 1% or more of the outstanding shares of Voting Stock. With respect to any candidates nominated by a majority of the Disinterested Directors or by any person who is the Beneficial Owner of 1% or more of the outstanding shares of Voting Stock, there shall be included in any proxy statement or other communication with respect to such election to be sent to holders of shares of Voting Stock by the Corporation during the period in which there is a Substantial Shareholder, at the expense of the Corporation, descriptions and other statements of or with respect to such candidates submitted by them or on their behalf, which shall receive equal space, coverage and treatment as is received by candidates

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nominated by the Board or management of the Corporation provided that such information is received on a timely basis and complies with applicable federal and state securities laws.

     4.   It shall be the duty of any Interested Shareholder:

          (a) to give or cause to be given written notice to the Corporation, immediately upon becoming an Interested Shareholder, of such person's status as an Interested Shareholder and of such other information as the Corporation may reasonably require with respect to identifying all owners and amount of ownership of the outstanding Voting Stock of which such Interested Shareholder is a Beneficial Owner, and

          (b) to notify the Corporation promptly in writing of any change in the information provided in subparagraph (a) of this Section 4; provided, however, that the failure of an Interested Shareholder to comply with the provisions of this Section 4 shall not in any way be construed to prevent the Corporation from enforcing the provisions of Sections 1 through 3 of this
Article IX.

     5. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder or a Substantial Shareholder, (b) the number of shares of Voting Stock Beneficially Owned by any person, (c) whether a person is an Affiliate or an Associate of another person and (d) whether a transaction or a series of transactions constitutes one of the transactions specified in
Section 2 hereof. The good faith determination of a majority of the Disinterested Directors shall be conclusive and binding for all purposes of this
Article IX.

                                    ARTICLE X
                              ELECTION OF DIRECTORS

     1. The number of directors of the Corporation shall be specified in the Bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the Bylaws, provided the number of directors of the Corporation shall not be less than seven (7).

     2. Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. Those of the first class shall be elected for a term of office to expire at the first annual meeting of shareholders after their election, those of the second class shall be elected for a term of office to expire at the second annual meeting of shareholders after their election, and those of the third class shall be elected for a term of office to expire at the third annual meeting of shareholders after their election. Thereafter, the class of directors then being elected shall be elected to hold office for a term of office to expire at the third succeeding annual meeting of shareholders after their election. Each director shall hold office for the term for which elected and until such director's successor shall have been elected and qualified.

     3. At a meeting of shareholders called expressly for that purpose, any director, any class of directors, or the entire Board of Directors may be removed from office as a director at any time (a) for cause by the shareholders entitled to elect such director if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director, and if cumulative voting is then in effect, then a director may not be removed if the number of votes sufficient to elect such director is voted against the director's removal, or (b) without cause by the affirmative vote which satisfies the requirements of Article XI applicable to an amendment, modification, or repeal of certain of these Articles.

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     4.   Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by the sole remaining director. The term of a director elected to fill a vacancy shall expire at the next annual meeting of shareholders at which directors are elected. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     5. All corporate powers shall be exercised by the Board of Directors except as otherwise provided by law or these Articles of Incorporation.

     6. Except as otherwise provided in these Articles of Incorporation, shareholders of the Corporation shall not have the right to cumulate votes in the election of directors.

                                   ARTICLE XI
                       RESTRICTIONS ON CERTAIN AMENDMENTS

     The provisions set forth in this Article XI and in Articles III, VII, VIII, IX, X and XVII herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of Voting Stock of the Corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding, provided, however, that if there is a shareholder of the Corporation which is a Related Person, such 80% vote must include the affirmative vote of at least 50% of the outstanding Voting Stock held by shareholders other than the Related Person.

                                   ARTICLE XII
                               POWERS OF DIRECTORS

     The directors shall have power to make and to alter or amend the Bylaws and shall have all such other powers as they may be afforded by applicable law.

                                  ARTICLE XIII
                             LIMITATION OF LIABILITY

     To the fullest extent permitted by the Washington Business Corporation Act as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for conduct as a director. Any amendments to or repeal of this Article XIII shall not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE XIV
          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

     1.   The Corporation shall have the following powers:

          (a) The Corporation may indemnify and hold harmless to the fullest extent not prohibited by applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, derivative, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee,

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or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of his or her heirs and personal representatives.

          (b) The Corporation may pay expenses incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under this Article XIV or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

          (c) The Corporation may enter into contracts with any person who is or was a director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article XIV and may create a trust fund, grant a security interest in property of the Corporation, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article XIV.

          (d) If the Washington Business Corporation Act (the "Act") is amended in the future to expand or increase the power of the Corporation to indemnify, to pay expenses in advance of final disposition, to enter into contracts, or to expand or increase any similar or related power, then, without any further requirement of action by the shareholders or directors of the Corporation, the powers described in this Article XIV shall be expanded and increased to the fullest extent permitted by the Act, as so amended.

          (e) No indemnification shall be provided under this Article XIV to any such person if the Corporation is prohibited by the nonexclusive provisions of the Act or other applicable law as then in effect from paying such indemnification. For example, no indemnification shall be provided to any director in respect of any proceeding, whether or not involving action in his or her official capacity, in which he or she shall have been finally adjudged to be liable on the basis of intentional misconduct or knowing violation of law by the director, or from conduct of the director in violation of Section 23B.08.310 of the Act, or that the director personally received a benefit in money, property or services to which the director was not legally entitled.

     2. The Corporation shall indemnify and hold harmless any person who is or was a director or officer of the Corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the Corporation is empowered.

     3. The Corporation may, by action of its Board of Directors from time to time, indemnify and hold harmless any person who is or was an employee or agent of the Corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the Corporation is empowered, or to a lesser extent which the Board of Directors may determine.

     4. The rights to indemnification and payment of expenses in advance of final disposition of a proceeding conferred by or pursuant to this Article XIV shall be contract rights.

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     5    A director, officer, employee or agent ("claimant") shall be presumed to be entitled to indemnification and/or payment of expenses under this Article XIV upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the undertaking in subsection 1(b) above has been delivered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled.

     If a claim under this Article XIV is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its board of directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the Corporation (including its board of directors, its shareholders or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

     6. The right to indemnification and payment of expenses in advance of final disposition of a proceeding conferred in this Article XIV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     7. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, agent or trustee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

     8. Any repeal or modification of this Article XIV shall not adversely affect any right of any person existing at the time of such repeal or modification.

     9. If any provision of this Article XIV or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this
Article XIV, or the application of such provision to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

     10. For purposes of this Article XIV, applicable law shall at all times be construed as the applicable law in effect at the date indemnification may be sought, or the law in effect at the date of the action, omission or other event giving rise to the situation for which indemnification may be sought, whichever is selected by the person seeking indemnification. As of the date hereof, applicable law shall include Section 23B.08.500 through .600 of the Act.

                                   ARTICLE XV
                MERGERS, SHARE EXCHANGES, AND OTHER TRANSACTIONS

     Except as otherwise expressly provided in these Articles, a merger, share exchange, sale of substantially all of the Corporation's assets, or dissolution must be approved by the affirmative vote of a majority of the Corporation's outstanding shares entitled to vote, or if separate voting by

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voting groups is required, then by not less than a majority of all the votes entitled to be cast by that voting group.

                                   ARTICLE XVI
                  CORPORATION'S ACQUISITION OF ITS OWN SHARES

     The Corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal with and in its own shares. As a specific modification of
Section 231B.06.310 of the Act, pursuant to the authority in Section 23B.02.020(5)(c) of the Act to include provisions related to the management of the business and the regulation of the affairs of the Corporation, shares of the Corporation's stock acquired by it pursuant to this Article XVI shall be considered "Treasury Stock" and so held by the Corporation. The shares so acquired by the Corporation shall not be considered as authorized and unissued but rather as authorized, issued, and held by the Corporation. The shares so acquired shall not be regarded as canceled or as a reduction to the authorized capital of the Corporation unless specifically so designated by the Board of Directors in an amendment to these Articles. The provisions of this Article XVI do not alter or effect the status of the Corporation's acquisition of its shares as a "distribution" by the Corporation as defined in Section 23B.01.400(6) of the Act, nor alter or effect the limitations on distributions by the Corporation as set forth in Section 23B.06.400 of the Act. Any shares so acquired by the Corporation, unless otherwise specifically designated by the Board of Directors, at the time of acquisition, shall be considered on subsequent disposition as transferred rather than reissued. Nothing in this Article XVI limits or restricts the right of the Corporation to resell or otherwise dispose of any of its shares previously acquired for such consideration and according to such procedures as established by the Board of Directors.

                                  ARTICLE XVII
                          SPECIAL SHAREHOLDER MEETINGS

     Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meeting, but such special meetings may not be called by any other person or persons.

                                  ARTICLE XVIII
                                  INCORPORATOR

     The name and address of the incorporator are: Edmund 0. Belsheim, Jr., Two Union Square, 601 Union Street, Seattle, Washington 98101.

     Dated: November 10, 1995.
                                                    /s/ Jeffrey T. Cook
                                                    ----------------------------
                                                    Jeffrey T. Cook
                                                    Vice President and
                                                    Chief Financial Officer

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